Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Merchants Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements, Form S-3 (No. 333-41051), Form S-8 (No. 333-34869), Form S-8 (No. 333-34871), and Form S-8 (No. 333-18845) as amended by Post Effective Amendment No. 1 on Form S-8/A of Merchants Bancshares, Inc. and subsidiaries of our reports dated February 28, 2005, with respect to the consolidated balance sheets of Merchants Bancshares, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of the internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Merchants Bancshares, Inc.

/s/ KPMG

Albany, NY
March 4, 2005

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